BDO                BDO Seidman, LLP                     700 N. Pearl, Suite 2000
---                Accountants and Consultants          Dallas, Texas 75201-2867
                                                        Telephone:(214) 969-7007
                                                        Fax: (214) 953-0722


March 21, 2002

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on March 15,2002, to be filed by our former client, EVTC, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO SEIDMAN, LLP